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                                                                   EXHIBIT B-204

                               State of Delaware

                       Office of the Secretary of State

                      __________________________________



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF

DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

COPY OF THE CERTIFICATE OF INCORPORATION OF "GEDDES II CORP.",

FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF JUNE, A.D.

1998, AT 9 O'CLOCK A.M.
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                         CERTIFICATE OF INCORPORATION

                                      OF

                                GEDDES II CORP.

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     It is hereby certified that:

     FIRST:   The name of the corporation (hereinafter called the "corporation")
is Geddes II Corp.

     SECOND: The address, including street, number, city and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, Delaware 19805, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

     THIRD:   The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one hundred (100) shares, all of which are without par value. All such shares are of one class and are shares of Common Stock.

     FIFTH:   The name and the mailing address of the incorporator are as follows:

     NAME                   MAILING ADDRESS

     Michael S. Shenberg    c/o Berlack, Israels & Liberman LLP
                            120 West 45th Street
                            New York, New York 10036

     SIXTH:    The board of directors of the corporation is expressly authorized to adopt, amend or repeal by-laws of the corporation.
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     SEVENTH:  The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     EIGHTH:   As of the date hereof, the corporation has received no payment for any of its stock.

     IN WITNESS WHEREOF, I have hereunto set my hand this 24th day of June, 1998.


                                             Michael S. Shenberg
                                             Sole Incorporator

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